Paradigm Medical Industries
Tom Motter
1127 West 2320 South
Suite A
Salt Lake City, Utah 84119

Dear Tom,

         KSH Investment Group, Inc. (KSH) is pleased to act as a non-exclusive financial advisor to Paradigm Medical Industries, Inc. (the "Company") in connection with the Company's interest in raising private capital, creating a strategy for growing the core business, the pursuit of a follow-on offering and providing general corporate advice By this agreement KSH extends the informal consulting it has provided for the Company over the past year.

1.     Strategic Advisory Services

KSH will provide strategic and fund raising assistance and advice as the Company may reasonably request, including the following:

1) Assist in identifying and introducing the company to third parties in connection with potential strategic relationships;

2) Assist the Company in reviewing presentations to third parties interested in strategic relationships;

3) Provide advice regarding issues relating to potential strategic Relations, capital raises and potential investment banking contracts;

4) Establish contact with prospective providers of capital and their advisors;

5) Assist the Company in establishing a value range for potential transactions;

6)       Assist the Company, where applicable, in its due diligence procedures;

7) Counsel the Company as to strategy and tactics for negotiating with the prospective providers of capital;

8)       Advise as to the structure and form of potential transactions; and

9) Assuming an agreement is reached for a potential transaction, assist in reviewing matters necessary for consummate the potential transaction.





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2.     Financing Services

         The services to be performed on behalf of the Company respecting a Financing include the following:

10) Visiting with representatives of the Company to learn more about its operations, business and financial condition;

11) Advise the Company as to appropriate terms and conditions respecting any financing;

12) Review and execute summary prepared by the Company to be used to solicit prospective providers of capital;

13)      Solicit prospective providers of capital on the Company's behalf; and

14) Assist the Company in negotiating the terms of a definitive agreement with one or more providers of capital on the most favorable possible terms to it.

3.        Term of Agreement

         KSH will act for the Company as provided above from the date of this letter for a period of twelve months unless this assignment is extended by mutual consent; provided, however, that KSH will be entitled to the completion fee described below if, within two years of the date of this letter (or the date of any extension hereof), the Company completes a potential transaction or enters into a definitive agreement with a party introduced to it by KSH which subsequently results in a proposed transaction. KSH and the Company will agree on a list of such introductions at the end of the twelve month period.

4.     General Retainer, Strategic Advisory Fee, Success Fees and Expenses

1) As compensation for KSH's services in providing such advice and assistance, the Company agrees to pay KSH an advisory fee as follows: (i) upon signing this agreement the company will deliver 100,000 warrants to purchase shares of common stock at $4.00 per share.

2) In addition, the Company will reimburse KSH for its reasonable out-of-pocket expenses (including legal fees) in connection with any of the responsibilities expressed in this agreement.

5.    Indemnification

         The Company agrees to indemnify and hold KSH and its affiliates harmless in accordance with an agreement which will be incorporated herein by reference and which shall survive the termination of this agreement.


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6.     Governing Law

         This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles. The Company hereby agrees that any suit or proceedings arising out of or relating to the engagement contemplated hereby shall be had in the federal or state courts in New York and hereby consents to jurisdiction and venue in such courts. KSH hereby agrees and the Company hereby agrees, on its own behalf and on behalf of its securityholders, to waive any right to trial by jury with respect to any claim, counter-claim or action arising out of or in connection with this letter agreement.

7.     Sole and Entire Agreement; Binding Effect

         This agreement is the sole and entire agreement between the parties pertaining to its subject matter and supersedes all prior agreements, representations and understandings of the parties. No modifications of this agreement shall be binding unless agreed to in writing by KSH and the Company. This agreement shall be binding on and shall inure to the benefit of the successors and assigns of the parties hereto.

                                                     /s/Francis P. Anderson
                                                     -------------------------
                                                     Francis P. Anderson
                                                     President



Agreed and Accepted:

/s/   Tom Motter
-------------------------------------------------------
Tom Motter
Paradigm Medical Industries, Inc.
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